Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 1st QUARTER 2007 RESULTS

El Segundo, California, April 30, 2007 – DaVita Inc. (NYSE: DVA), today announced results for the quarter ended March 31, 2007. Net income for the three months ended March 31, 2007 was $76.6 million, or $0.72 per share, as compared with $57.5 million, or $0.55 per share, for the same period of 2006.

Financial and operating highlights include:

•

Cash Flow: For the rolling 12-months ended March 31, 2007 operating cash flow was $631 million and free cash flow was $515 million. For the three months ended March 31, 2007, operating cash flow was $88 million and free cash flow was $61 million.

•	Operating Income: Operating income for the three months ended March 31, 2007 was $193 million.

•	Volume: Total treatments for the first quarter of 2007 were 3,700,271 or 47,807 treatments per day. Non-acquired treatment growth in the quarter was 4.0% over the prior year’s first quarter.

•

Center Activity: As of March 31, 2007, we operated or provided administrative services at 1,308 outpatient dialysis centers serving approximately 104,000 patients, which includes 32 third-party owned centers serving approximately 2,800 patients. During the first quarter of 2007 we opened 11 new centers, discontinued providing administrative services to two third-party owned centers and closed one center.

•	Effective Tax Rate: We currently expect the annual effective tax rate for 2007 to be in the range of 39.0% - 40.0%.

•

Debt Transactions: During the first quarter of 2007, we issued $400 million of 6 5/8% senior notes due 2013, and used the proceeds to pay down our term loan B. In addition, we amended and restated our existing senior secured credit facilities to, among other things, reduce the interest rate margin on our term loan B by 0.50%, and change certain financial covenants. The new term loan B bears interest at LIBOR plus 1.50%. In connection with these transactions, we wrote-off deferred financing costs and other costs totaling approximately $4.4 million, which is included in debt expense, representing an after-tax amount of $2.7 million, or $0.02 per share.

Outlook

We are revising our 2007 operating income guidance: Operating income is now projected to be in the range of $740-$780 million. Our previous guidance was for operating income to be in the range of $700-$760 million. Operating cash flow for 2007 is currently projected to be in the range of $460-$510 million. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the first quarter ended March 31, 2007 on April 30, 2007 at noon Eastern Time. The dial in number is (800)-399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward–looking statements, including statements related to our 2007 operating results. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, accounting estimates and the risk factors set forth in the Company’s SEC filings, including its Form 10-K for the year ended December 31, 2006. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	possible reductions in private and government payment rates,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and the subpoena from the U.S. Attorney’s Office for the Eastern District of New York, the subpoenas from the U.S. Attorney’s Office for the Eastern District of Missouri and DVA Renal Healthcare’s compliance with its corporate integrity agreement,

•	our ability to complete and integrate acquisitions of businesses, and

•	the successful integration of DVA Renal Healthcare, including its billing and collection operations.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2007	2006
Net operating revenues	$1,278,166	$1,163,188
Operating expenses and charges:
Patient care costs	881,585	817,773
General and administrative	113,221	104,168
Depreciation and amortization	45,790	41,891
Provision for uncollectible accounts	33,635	30,080
Minority interests and equity income, net	10,618	7,201

Total operating expenses and charges	1,084,849	1,001,113

Operating income	193,317	162,075

Debt expense	(68,870)	(70,459)
Other income	3,195	3,874

Income from continuing operations before income taxes	127,642	95,490
Income tax expense	51,060	37,710

Income from continuing operations	76,582	57,780
Discontinued operations
Loss on disposal of discontinued operations, net of tax	—	(311)

Net income	$76,582	$57,469

Earnings per share:
Basic earnings per share from continuing operations	$0.73	$0.56

Basic earnings per share	$0.73	$0.56

Diluted earnings per share from continuing operations	$0.72	$0.55

Diluted earnings per share	$0.72	$0.55

Weighted average shares for earnings per share:
Basic	105,013,000	102,581,000

Diluted	106,739,000	105,388,000

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$76,582	$57,469
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	45,790	41,891
Stock-based compensation expense	7,702	5,692
Tax benefits from stock award exercises	6,307	19,515
Excess tax benefits from stock-based compensation	(5,426)	(18,532)
Deferred income taxes	(2,194)	(2,425)
Minority interests in income of consolidated subsidiaries	10,828	8,104
Distributions to minority interests	(10,106)	(5,180)
Equity investment income	(210)	(903)
Loss (gain) on disposal of discontinued operations and other dispositions	1,552	(663)
Non-cash debt and non-cash rent charges	6,946	5,321
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	25,875	(5,558)
Inventories	19,667	(18,911)
Other receivables and other current assets	(4,471)	(17,850)
Other long term assets	(1,873)	(1,210)
Accounts payable	(46,387)	(32,723)
Accrued compensation and benefits	(33,988)	5,223
Other current liabilities	(31,636)	(1,350)
Income taxes	26,389	(63,828)
Other long-term liabilities	(3,316)	2,354

Net cash provided by (used in) operating activities	88,031	(23,564)

Cash flows from investing activities:
Purchase of investments	(20,975)	—
Additions of property and equipment, net	(49,444)	(47,991)
Acquisitions and purchases of other ownership interests	(189)	(22,845)
Proceeds from divestitures and asset sales	98	17,734
Proceeds from sale of investments	6,236	—
Investments in and advances to affiliates, net	4,650	2,635
Purchase of intangible assets	(55)	(5,015)

Net cash used in investing activities	(59,679)	(55,482)

Cash flows from financing activities:
Borrowings	3,898,955	785,231
Payments on long-term debt	(3,894,640)	(898,443)
Deferred financing costs	(4,048)	(2)
Excess tax benefits from stock-based compensation	5,426	18,532
Stock option exercises and other share issuances, net	12,137	21,063

Net cash provided by (used in) provided by financing activities	17,830	(73,619)

Net increase (decrease) in cash and cash equivalents	46,182	(152,665)
Cash and cash equivalents at beginning of period	310,202	431,811

Cash and cash equivalents at end of period	$356,384	$279,146

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	March 31, 2007	December 31, 2006
ASSETS
Cash and cash equivalents	$356,384	$310,202
Short-term investments	5,815	4,734
Accounts receivable, less allowance of $177,458 and $171,757	906,510	932,385
Inventories	69,452	89,119
Other receivables	146,180	148,842
Other current assets	28,500	25,124
Deferred income taxes	235,191	199,090

Total current assets	1,748,032	1,709,496
Property and equipment, net	854,797	849,966
Amortizable intangibles, net	194,741	203,721
Investments in third-party dialysis businesses	1,823	1,813
Long-term investments	33,778	13,174
Other long-term assets	41,735	45,793
Goodwill	3,663,091	3,667,853

	$6,537,997	$6,491,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$205,299	$251,686
Other liabilities	441,583	473,219
Accrued compensation and benefits	302,689	341,766
Current portion of long-term debt	34,133	20,871
Income taxes payable	59,342	24,630

Total current liabilities	1,043,046	1,112,172
Long-term debt	3,721,373	3,730,380
Other long-term liabilities	54,398	50,076
Alliance and product supply agreement, net	102,255	105,263
Deferred income taxes	135,286	125,642
Minority interests	127,496	122,359
Commitments and contingencies
Shareholders’ equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 195,000,000 shares authorized; 134,862,283 shares issued; 105,200,346 and 104,636,608 shares outstanding)	135	135
Additional paid-in capital	647,240	630,091
Retained earnings	1,210,094	1,129,621
Treasury stock, at cost (29,661,937 and 30,225,675 shares)	(517,093)	(526,920)
Accumulated other comprehensive income	13,767	12,997

Total shareholders’ equity	1,354,143	1,245,924

	$6,537,997	$6,491,816

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006
Financial Results:
Income from continuing operations	$76.6	$74.1	$57.8
Net income	$76.6	$74.1	$57.5
Diluted earnings per share from continuing operations	$0.72	$0.70	$0.55
Diluted earnings per share	$0.72	$0.70	$0.55
Operating income	$193.3	$188.5	$162.1
Operating income margin	15.1%	14.8%	13.9%
Other comprehensive income
Unrealized gain (loss) on securities, net of tax (expense) benefit of ($0.5), $0.7, and ($3.9)	$0.8	($1.1)	$6.2

Business Metrics:
Volume
Treatments	3,700,271	3,723,198	3,501,032
Number of treatment days	77.4	78.6	77.0
Treatments per day	47,807	47,369	45,468
Per day year-over-year increase	5.1%	7.0%	98.7%
Non-acquired growth year-over-year	4.0%	5.5%	4.6%

Revenue
Total operating revenue	$1,278	$1,273	$1,163
Dialysis revenue per treatment, including the lab	$337.84	$334.45	$326.52
Per treatment increase from previous quarter	1.0%	0.9%	2.0%
Per treatment increase from previous year	3.5%	4.5%	1.5%

Expenses
A. Patient care costs
Percent of revenue	69.0%	68.6%	70.3%
Per treatment	$238.25	$234.36	$233.58
Per treatment increase from previous quarter	1.7%	0.3%	2.2%
Per treatment increase from previous year	2.0%	2.6%	6.2%

B. General & administrative expenses
Percent of revenue	8.9%	9.8%	9.0%
Per treatment	$30.60	$33.43	$29.75
Per treatment (decrease) increase from previous quarter	(8.5%)	8.1%	6.7%
Per treatment increase (decrease) from previous year	2.9%	19.9%	(3.4%)

C. Bad debt expense as a percent of total operating revenue	2.6%	2.6%	2.6%

D. Consolidated effective tax rate from continuing operations	40.0%	39.0%	39.5%

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006
Cash Flow
Operating cash flow	$88.0	$190.1	$(23.6)
Operating cash flow, excluding the income tax payment on divested centers (1)	$88.0	$190.1	$61.8
Operating cash flow last twelve months	$631.2	$519.6	$350.6
Operating cash flow, excluding the income tax payment on divested centers last twelve months (1)	$631.2	$604.9	$435.9

Free cash flow (1)	$61.4	$158.9	$(43.3)
Free cash flow, excluding the income tax payment on divested centers (1)	$61.4	$158.9	$42.0
Free cash flow last twelve months (1)	$515.2	$410.4	$274.9

Free cash flow, excluding the income tax payment on divested centers last twelve months (1)	$515.2	$495.8	$360.2

Capital expenditures:
Development and relocations	$21.3	$44.5	$26.3
Routine maintenance/IT/other	$28.1	$32.5	$21.7
Acquisition expenditures	—	$10.9	$22.8

Accounts Receivable
Net receivables	$907	$932	$859
DSO	66	70	69

Debt/Capital Structure
Total debt, excluding debt premium	$3,750	$3,751	$4,045
Net debt, net of cash	$3,394	$3,441	$3,765
Leverage ratio (see Note 1)	3.48x	3.66x	4.29x

Clinical (quarterly averages)
Dialysis adequacy % of patients with Kt/V > 1.2	93%	93%	93%
Patients with albumin > 3.5	83%	84%	83%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes that the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling 12-months ended March 31, 2007
Income from continuing operations	$308,131
Income taxes	199,780
Debt expense including the write off of deferred financing costs	274,937
Depreciation and amortization	177,194
Minority interests and equity income, net	39,250
Valuation gain on Product Supply Agreement	(37,968)
Other	(8)
Stock-based compensation expense	28,399

“Consolidated EBITDA”	$989,715

March 31, 2007
Total debt, excluding debt premium	$3,750,486
Letters of credit issued	50,131

3,800,617
Less: cash and cash equivalents	(356,384)

Consolidated net debt	$3,444,233

Last twelve months “Consolidated EBITDA”	$989,715

Leverage ratio	3.48x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 5.75 to 1.0 as of March 31, 2007. At that date, the Company’s leverage ratio did not exceed 5.75 to 1.0.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Operating cash flow, excluding the income tax payment on divested centers:

We believe that operating cash flow excluding the income tax payment on divested centers enhances a user’s understanding of our normal operating cash flows for these periods by providing a measure that is more meaningful because it excludes non-recurring transactions that can cause unusual fluctuations in our operating cash flows and accordingly is more comparable to prior periods and indicative of consistent operating cash flow items. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006
Cash provided by operating activities	$88,031	$190,108	$(23,564)
Income tax payment on divested centers	—	—	85,328

	$88,031	$190,108	$61,764

	Rolling 12-Month Period
	March 31, 2007	December 31, 2006	March 31, 2006
Cash provided by operating activities	$631,166	$519,571	$350,584
Income tax payment on divested centers	—	85,328	85,328

	$631,166	$604,899	$435,912

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2. Free cash flow and free cash flow, excluding the income tax payment on divested centers:

Free cash flow represents net cash provided by operating activities less capital expenditures for routine maintenance and information technology. We believe free cash flow and free cash flow excluding the income tax payment on divested centers are useful adjuncts to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements and because free cash flow excluding the income tax payment on divested centers excludes a non-recurring transaction that can cause unusual fluctuations in our free cash flows and accordingly is more comparable to prior periods and indicative of consistent free cash items. Free cash flow and free cash flow excluding the income tax payment on divested centers are not measures of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006
Cash provided by operating activities	$88,031	$190,108	$(23,564)
Less: Expenditures for routine maintenance and information technology	(26,589)	(31,214)	(19,726)

Free cash flow	$61,442	$158,894	$(43,290)
Income tax payment on divested centers	—	—	85,328

	$61,442	$158,894	$42,038

	Rolling 12-Month Period
	March 31, 2007	December 31, 2006	March 31, 2006
Cash provided by operating activities	$631,166	$519,571	$350,584
Less: Expenditures for routine maintenance and information technology	(115,994)	(109,131)	(75,731)

Free cash flow	$515,172	$410,440	$274,853
Income tax payment on divested centers	—	85,328	85,328

	$515,172	$495,768	$360,181